UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007

Maple Mountain Explorations Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-134568	20-4711443
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

218 N. Broadway, Suite 204,
Tyler, Texas 75702
(Address of principal executive offices) (zip code)

(903) 595-4139
(Registrant's telephone number, including area code)

#507, 1313 East Maple Street, Suite 201,
Bellingham, WA 98225,
 (Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2007, Maple Mountain Explorations Inc. (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with each of the shareholders (the “Shareholders”) of Pegasi Energy Resources Corporation, a Texas corporation (”PERC” or “Pegasi”), pursuant to which the Company purchased from the Shareholders all issued and outstanding shares of PERC’s common stock in consideration for the issuance of 17,500,000 shares of common stock of the Company (the "Share Exchange").

The Share Exchange resulted in a change in control of the Company with the Shareholders owning 17,500,000 shares of common stock of the Company out of a total of 21,000,000 issued and outstanding shares after giving effect to the Share Exchange.  Also, the Shareholders were elected directors of the Company and appointed as its executive officers.  As a result of the Exchange Agreement, (i) PERC became a wholly-owned subsidiary of the Company and (ii) the Company succeeded to the business of PERC as its sole business.   Accordingly, the Company intends to change its name to Pegasi Energy Resources Corporation.

Also on December 12, 2007, the Company entered into a series of securities purchase agreements with accredited investors providing for the issuance of shares of common stock of the company and warrants to purchase common stock.

The following is a summary of the agreements that the Company entered into on December 12, 2007.

Exchange Agreement

Pursuant to the Exchange Agreement, the Shareholders transferred all of their PERC shares to the Company in consideration of the issuance of 17,500,000 shares of common stock of the Company to the Shareholders.  The common stock was issued as follows:

Name	Number of Shares
Michael Neufeld	5,118,750
William Sudderth	5,118,750
Teton Royalty	4,375,000
Richard Lindermanis	2,187,500
Frank Lytle	700,000

Total	17,500,000

Subscription Agreements

The Company entered into a series of identical securities purchase agreements (the “Offering”) with a number of accredited investors (the “Investors”), pursuant to which the Investors purchased from the Company approximately 8,378,500 Units, each Unit consisting of one share of common stock of the Company and a five-year warrant to purchase 0.5 shares at $1.60 per whole share (the “Warrants”).  The purchase price per Unit was $1.20.  Total gross proceeds resulting from the Offering to the Company are expected to be approximately $10,054,000.

SMH Capital, Inc. (“SMH”), which served as the Company’s placement agent in connection with the offer and sale of the Units, will receive aggregate placement agent fees of approximately $530,814 as well as five-year warrants to purchase 693,700 shares of common stock at $1.60 per share.  Half of the warrants issued to SMH may be exercised on a cashless basis.

In addition to SMH, Clarion Finanz AG (“Clarion”) also acted as a placement agent in connection with the offer and sale of Units and will receive aggregate placement agent fees of approximately $172,980 with respect to funds raised from offshore investors as well as five year warrants to purchase 144,150 shares of common stock at $1.60 per share.

The Company also entered into a registration rights agreement with the Investors that provides for the filing of a registration statement for the registration of the shares issued in the Offering as well as the shares issuable upon exercise of the Warrants within 60 days after the closing of the offering.  The Company is undertaking to have the registration statement declared effective within 90 days after the closing of the offering and within 150 days in the event of a full review by the Securities and Exchange Commission (the “SEC”).  In the event the Company does not meet these deadlines, it will be subject to liquidated damages of one percent of the aggregate subscription amount for each 30 days with a maximum liquidated damages amount of 18%.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, the Investors are accredited investors and/or qualified institutional buyers, the Investors had access to information about the Company and their investment, the Investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01 hereof.

NOTE: The discussion contained in this Item 2.01 relates primarily to PERC.  Information relating to the business and results of operations of the Company and all other information relating to the Company has been previously reported in its Annual Report on Form 10-KSB for the year ended April 30, 2007, and prior periodic filings with the SEC and is herein incorporated by reference to those reports.

DESCRIPTION OF MAPLE MOUNTAIN’S BUSINESS

Organizational History

The Company was incorporated in the State of Nevada on April 14, 2006 to engage in the acquisition, exploration and development of natural resource properties.  To date, it has generated no revenues from that business.  As a result of the Exchange Agreement, (i) PERC became a wholly-owned subsidiary of the Company and (ii) the Company succeeded to the business of PERC as its sole business.  The Company intends to change its name to Pegasi Energy Resources Corporation.

DESCRIPTION OF PERC’S BUSINESS

Overview of Business

PERC is an independent organic growth-oriented energy company engaged in the exploration and production of natural gas and oil through the development of a repeatable, low geological risk, high potential project in the active East Texas oil and gas region.  Pegasi currently holds interests in properties located in Marion and Cass County, Texas, home to the giant Rodessa oil field, which has produced approximately 2.3 trillion cubic feet of gas and 400 million barrels of oil. The field has historically been the domain of small independent operators and is not a legacy field for any major oil company.

Pegasi’s business strategy, which it has designated the “Cornerstone Project” or “CP”, is to identify and exploit resources in and adjacent to existing or indicated producing areas within the Rodessa field area.  PERC intends to quickly develop and produce reserves at a low cost and will take an aggressive approach to exploiting its contiguous acreage position through utilization of “best in class” drilling completion and seismic technology.  PERC believes that its management team is uniquely familiar with the history and geology of the CP area based on their collective experience in the region as well as through PERC’s ownership of a large proprietary database which details the drilling history of the CP area over the previous 28 years.  PERC believes its drilling strategy combined with the application of 3-D seismic imaging technology and the application of new drilling and completion techniques will enable it to find significant gas and oil reserves in the CP area.  Its management team will also use its extensive experience and industry relationships to grow the Company through new leasing and farm-in opportunities.

Corporate History

Pegasi is the successor entity to First Southern Crown Ltd. ("FSC"), a Texas limited partnership formed in December 2002 as a holding company for a number of operating subsidiaries.  Prior to the formation of FSC, PERC’s principals spent over three years and invested over $3.5 million in equity for data harvesting, prospect evaluation and acreage acquisitions for the Cornerstone Project.  These assets were assigned to FSC by TR Energy, Inc., which was incorporated in 1999 by Mike Neufeld and William Sudderth, Pegasi’s principal shareholders.  Operations from December 2002 to December 2004 were funded by Mr. Neufeld, Mr. Sudderth and by a $15 million mezzanine financing.  Approximately $7.5 million was drawn down from the mezzanine facility and used for drilling an initial five wells.  In December 2004, FSC sold a thirty percent (30%) interest in all of its production, acreage position, pipeline and disposal plant to Marion Energy Limited ("Marion"), an entity publicly traded on the Australian stock exchange ("ASE.ax").  Proceeds from the sale amounted to $10 million and were used to repay the mezzanine facility and residual interest.

In March 2007, Pegasi was formed as a Texas corporation, and FSC changed its name to PERC and converted into a Texas corporation as part of a consolidation and corporate restructuring.

Main Operations

PERC began its leasing and farm-in activities in the Rodessa field area of the East Texas oil and gas basin in 2000.  Its initial leasehold purchase was comprised of approximately 1,500 gross acres, which PERC has grown to over 20,000 gross acres (14,000 net acres) as of May 2007.   PERC serves as operator of the Cornerstone Project with a working interest partner, Marion, its successors, and/or assigns, to develop its acreage position in the Cornerstone Project.  Marion currently maintains a 30% interest in the Cornerstone Project properties, which constitutes all of the Company’s leases and related assets.  Since initiating operations in 2000, PERC has drilled five productive wells.  These wells were producing approximately 1,166 gross (816 net) mcfe per day as of June 2007.

Pegasi has been aggressively acquiring oil and gas leases to add to its existing lease inventory.  It presently has over 20,000 gross acres (14,000 net acres) in the Cornerstone Project and has been preparing for a multi-well drilling program.  Based on detailed log analysis of thousands of wells from Pegasi’s database and information derived from its drilling experience in the area, 109 drilling locations have been identified on its present leased acreage.  Pegasi is currently focusing on an initial eight well drilling program out of the 109 locations presently identified.

Pegasi anticipates that the cash flow that will be generated from the initial eight well drilling program in addition to proceeds from a new reserve-based debt facility will be sufficient to fund most of its future drilling.  During Pegasi’s initial 12-month, eight vertical well drilling program it will target gas reserves in the Cotton Valley, Travis Peak, and Pettit geologic formations at depths ranging from 7,000 – 10,500 feet.  Pegasi also plans on drilling horizontal wells to target oil in the Bossier formation at depths around 10,000 feet.

Other Operations

PERC conducts its main exploration and production operations through its wholly-owned subsidiary, Pegasi Operating Inc.  It conducts additional operations through two other wholly-owned subsidiaries: (i) TR Rodessa, L.L.C. ("TR Rodessa") and (ii) 59 Disposal, L.P. ("59 Disposal")

TR Rodessa operates a 40-mile natural gas pipeline and gathering system which is currently being used by PERC to transport its hydrocarbons to market.  Excess capacity on this system may be used to transport third-party hydrocarbons in the future.

59 Disposal owns and operates a saltwater disposal facility which disposes saltwater and flow back waste into subsurface storage.  59 Disposal currently disposes of wastewater from PERC’s operations as well as from other accepted operators for a per barrel fee.

PERC intends to continue to use its competitive strengths to advance its corporate strategy.  The following are key elements of that strategy:

•
Develop the Cornerstone Project in East Texas through an aggressive drilling program.  PERC will focus its near-term efforts on development drilling through an initial eight well drilling program on existing acreage.  PERC expects this drilling program to significantly increase our proved reserve and cash flow profile within 12 months.

•
Apply management expertise in the CP area and recent developments in drilling and completion technology to identify new drilling opportunities and enhance production.  PERC plans to maximize the present value of our vertical wells by utilizing a “Sawtooth” production technique.  This technique is characterized by sequentially completing multiple geologic horizons in a single wellbore in order to maximize well economics (see “Business - Well Economics” for further description).  PERC will also implement the latest drilling, fracturing and completion techniques to develop its properties including horizontal drilling.  These horizontal wells will primarily target the Bossier formation and our management expects these wells to yield significantly higher hydrocarbon flow rates than the Company’s vertical wells.

•
Continue to lease underdeveloped acreage in the Cornerstone Project area.  PERC intends to use our extensive proprietary database to help optimize additional drilling locations and to acquire additional acreage   It intends to target acreage with exploitation and technology upside within the Cornerstone Project area.  Most properties in the CP area are held by smaller independent companies that lack the resources to exploit them to the fullest extent.  PERC intends to pursue these opportunities to selectively expand our portfolio of properties.  These acreage additions will complement PERC’s existing substantial acreage position in the area and provide the Company with significant additional drilling inventory.

•
Maintain a conservative and flexible financial strategy.  PERC intends to continue to focus on maintaining a low level of corporate overhead expense in addition to continued utilization of outsourcing, when appropriate, to maximize cash flow.  PERC believes this internally-generated cash flow, coupled with reserve-based debt financing when appropriate, will provide the optimal capital structure to fund our future drilling activity.

Well Economics

Pegasi plans to initially drill eight vertical wells to 10,500 feet targeting the Cotton Valley formation (primarily gas).  It estimates the well economics of drilling a Cotton Valley well on its acreage as seen below.

Cotton Valley Vertical Well Economics
Initial Production Rate: ~720 mcfe/day (gross)	Drilling and Completion Costs: ~ $1.8 million
Estimated Ultimate Recovery: ~1.5 bcfe (gross)	Finding and Development Costs: ~$1.25/mcfe
% Gas: ~63%	Potential IRR: ~47%(1)
(1) Assumes full estimated ultimate recovery of 3.0 bcfe gas prices of $6.00/mcf and oil prices of $50.00/bbl.

In order to maximize its rate of return on its vertical wells, Pegasi plans on implementing a “Sawtooth” production technique.  Under this technique, PERC will drill and complete multiple geologic horizons in a sequential manner as described below.

-	Pegasi will initially complete and produce the Cotton Valley pay zone (~8,000 ft.);

-	After producing the Cotton Valley zone for a period of time, Pegasi will move uphole to recomplete the Travis Peak Zone (~7,500 ft.);

-	After producing the Pettit zone for a period of time, Pegasi will co-mingle all zones and produce through the end of the well’s life.

This production technique is expected to result in improved well economics as indicated below.

Sawtooth Vertical Well Economics
Drilling and Completion Costs: ~ $2.4 million	Estimated Ultimate Recovery: ~3.0 bcfe (gross)
Finding and Development Costs: ~$0.81/mcfe	Potential IRR: ~66%(1)
(1) Assumes full estimated ultimate recovery of 3.0 bcfe gas prices of $6.00/mcf and oil prices of $50.00/bbl.

Markets and Customers

Pegasi currently has access to several interstate pipelines as well as local end users, however the market for oil and natural gas that it expects to produce depends on factors beyond its control, including the extent of domestic production and imports of oil and natural gas, the proximity and capacity of natural gas pipelines and other transportation facilities, demand for oil and natural gas, the marketing of competitive fuels and the effects of state and federal regulation.  The oil and gas industry also competes with other industries in supplying the energy and fuel requirements of industrial, commercial, and individual consumers.

Pegasi’s oil production is expected to be sold at prices tied to the spot oil markets.  Its natural gas production is expected to be sold under short-term contracts and priced based on first of the month index prices or on daily spot market prices.

Regulations

General

Pegasi’s business is affected by numerous laws and regulations, including energy, environmental, conservation, tax and other laws and regulations relating to the energy industry.  Most of Pegasi’s drilling operations will require permit or authorizations from federal, state or local agencies.  Changes in any of these laws and regulations or the denial or vacating of permits could have a material adverse effect on its business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, Pegasi cannot predict the overall effect of such laws and regulations on our future operations.

Pegasi believes that its operations comply in all material respects with applicable laws and regulations.  There are no pending or threatened enforcement actions related to any such laws or regulations.  It further believes that the existence and enforcement of such laws and regulations will have no more restrictive an effect on its operations than on other similar companies in the energy industry.

Proposals and proceedings that might affect the oil and gas industry are pending before Congress, the Federal Energy Regulatory Commission (“FERC”), state legislatures and commissions and the courts.  We cannot predict when or whether any such proposals may become effective.  In the past, the natural gas industry has been heavily regulated.  There is no assurance that the regulatory approach currently pursued by various agencies will continue indefinitely.  Notwithstanding the foregoing, Pegasi does not anticipate that compliance with existing federal, state and local laws, rules and regulations will have a material adverse effect upon its capital expenditures, earnings, or competitive position.

Federal Regulation of Sales and Transportation of Natural Gas

Historically, the transportation and sale of natural gas and its component parts in interstate commerce has been regulated under several laws enacted by Congress and the regulations passed under these laws by FERC.  Pegasi’s sales of natural gas, including condensate and liquids, may be affected by the availability, terms, and cost of transportation.  The price and terms of access to pipeline transportation are subject to extensive federal and state regulation.  From 1985 to the present, several major regulatory changes have been implemented by Congress and FERC that affect the economics of natural gas production, transportation and sales.  In addition, FERC is continually proposing and implementing new rules and regulations affecting those segments of the natural gas industry, most notably interstate natural gas transmission companies that remain subject to FERC’s jurisdiction.  These initiatives may also affect the intrastate transportation of gas under certain circumstances.  The stated purpose of many of these regulatory changes is to promote competition among the various sectors of the natural gas industry.

The ultimate impact of the complex rules and regulations issued by FERC cannot be predicted.  In addition, many aspects of these regulatory developments have not become final but are still pending judicial and final FERC decisions.  We cannot predict what further action FERC will take on these matters.  Some of FERC’s more recent proposals may, however, adversely affect the availability and reliability of interruptible transportation service on interstate pipelines.  Pegasi does not believe that it will be affected by any action taken materially differently than other natural gas producers, gatherers and marketers with whom it competes.

State Regulation

Pegasi’s operations are also subject to regulation at the state and in some cases, county, municipal and local governmental levels.  Such regulation includes requiring permits for the drilling of wells, maintaining bonding requirements in order to drill or operate wells and regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, the plugging and abandonment of wells, and the disposal of fluids used and produced in connection with operations.  PERC’s operations are also subject to various conservation laws and regulations pertaining to the size of drilling and spacing units or proration units and the unitization or pooling of oil and gas properties.

In addition, state conservation laws, which frequently establish maximum rates of production from oil and gas wells, generally prohibit the venting or flaring of gas and impose certain requirements regarding the rates of production.  State regulation of gathering facilities generally includes various safety, environmental and, in some circumstances, nondiscriminatory take requirements, but, except as noted above, does not generally entail rate regulation.  These regulatory burdens may affect profitability, but PERC is unable to predict the future cost or impact of complying with such regulations.

Environmental Matters

Pegasi is subject to extensive federal, state, and local environmental laws and regulations relating to water, air, hazardous substances, and wastes, and threatened or endangered species that restrict or limit our business activities for purposes of protecting human health and the environment.  Compliance with the multitude of regulations issued by federal, state, and local administrative agencies can be burdensome and costly.  State environmental regulatory programs are generally very similar to the corresponding federal environmental regulatory programs, and federal environmental regulatory programs are often delegated to the states.

Pegasi’s oil and gas exploration and production operations are subject to state and/or federal solid waste regulations that govern the storage, treatment and disposal of solid and hazardous wastes.  However, much of the solid waste that will be generated by PERC’s oil and gas exploration and production activities is exempt from regulation under federal, and many state, regulatory programs.  To the extent its operations generate solid waste, such waste is generally subject to state regulations.  Pegasi will comply fully with solid waste regulations in the normal course of business.

In addition to solid and hazardous waste, Pegasi’s production operations may generate produced water as a waste material.  This water can sometimes be disposed of by discharging it to surface waters under discharge permits issued pursuant to the Clean Water Act, or an equivalent state program.  Another common method of produced water disposal is subsurface injection in disposal wells.  Such disposal wells are permitted under the Safe Drinking Water Act, or an equivalent state regulatory program.  The drilling, completion, and operation of produced water disposal wells are integral to oil and gas operations.

Air emissions and exhaust from gas-fired generators and from other equipment, such as gas compressors, are potentially subject to regulations under the Clean Air Act, or equivalent state regulatory programs.  To the extent that our air emissions are regulated, they are generally regulated by permits issued by state regulatory agencies.  Pegasi will obtain air permits, where needed, in the normal course of business.

In the event that spills or releases of crude oil or produced water occur, PERC would be subject to spill notification and response regulations under the Clean Water Act, or equivalent state regulatory programs. Depending on the nature and location of our operations, we may also be required to prepare spill prevention, control, and countermeasure response plans under the Clean Water Act, or equivalent state regulatory programs.  Response costs could be high and may have a material adverse effect on PERC’s operations.  Pegasi may not be fully insured for these costs.

Failure to comply with environmental regulations may result in the imposition of substantial administrative, civil, or criminal penalties, or restrict or prohibit our desired business activities.  Environmental laws and regulations impose liability, sometimes strict liability, for environmental cleanup costs and other damages.  Other environmental laws and regulations may delay or prohibit exploration and production activities in environmentally-sensitive areas or impose additional costs on these activities.

Costs associated with responding to a major spill of crude oil or produced water, or costs associated with remediation of environmental contamination, are the most likely occurrences that could result in a material adverse effect on our business, financial condition and results of operations.  In addition, changes in applicable federal, state and local environmental laws and regulations potentially could have a material adverse effect on Pegasi’s business, financial condition and results of operations.

Competition

The oil and gas industry is highly competitive.  Competitors include major oil companies, other independent energy companies and individual producers and operators, many of which have financial resources, personnel, and facilities substantially greater than PERC has.  Pegasi presently does not face intense competition for the acquisition of oil and gas leases and properties, however competition is quickly moving into Pegasi’s project area.

Employees

As of October 1, 2007, PERC had seven full-time employees.  None of its employees is represented by a labor union, and Pegasi considers its employee relations to be excellent.  Pegasi seeks to use contract workers and anticipates maintaining a small full-time employee base.

Description of Property

Pegasi’s principal executive offices are located at 218 N. Broadway, Suite 204, Tyler, Texas 75702, and its phone number is (903) 595-4139.  It occupies 2,200 square feet.  The term of the original lease is for a five-year period expiring August 31, 2010 with an option to renew for two one-year periods on the same terms with inflation adjustments.  The monthly rate is $2,150 being $11.73 per square foot.  Our Houston, Texas office is located at 710 N. Post Oak Road, Suite 315, Houston, Texas 77024, and its phone number is (713) 824-0895.  The lease is on an annual basis expiring April 31, 2008.  The office covers 950 square feet at a rate of $15.50 per square foot for a monthly cost of $14,725.  Our field operations are conducted out of the Jefferson, Texas office at 3546 N. US Hwy. 59, Jefferson, Texas 75657, and the phone number is (903) 665-8225.  The monthly cost is $750 running for a five-year period until January 1, 2012 with the option to extend on a month-to-month basis.  The office occupies 1,700 square feet at a rate of $5.30 per square foot.  The monthly cost includes surface-use rights for storing of equipment.  We currently lease a total of approximately 5,000 square feet of office space and believe that suitable additional space to accommodate our anticipated growth will be available in the future on commercially reasonable terms.

Legal Proceedings

From time to time, Pegasi may be named in claims arising in the ordinary course of business.  Currently, no legal proceedings or claims are pending against or involving PERC that could reasonably be expected to have a material adverse effect on its business and financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties.  We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting our operations, market growth, services, products, and licenses.  No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.  Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

1. Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

2. Our ability to generate customer demand for our services;

3. The intensity of competition; and

4. General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Company Overview

PERC is an organic growth-oriented independent energy company engaged in the exploration and production of natural gas and oil through the development of a repeatable, low geological risk, high potential project in the active East Texas oil and gas region.  The Company currently holds interests in properties located in Marion and Cass County, Texas, home to the giant Rodessa oil field, which has produced approximately 2.3 trillion cubic feet of gas and 400 million barrels of oil.  The field has historically been the domain of small independent operators and is not a legacy field for any major oil company.

Pegasi’s Cornerstone Project is to identify and exploit resources in and adjacent to existing or indicated producing areas within the Rodessa field area.  Pegasi intends to quickly develop and produce reserves at a low cost and will take an aggressive approach to exploiting its contiguous acreage position through utilization of “best in class” drilling, completion, and seismic technology.  Pegasi and its management team are uniquely familiar with the history and geology of the CP area based on their collective experience in the region as well as through its ownership of a large proprietary database which details the drilling history of the CP area over the previous 28 years.  Pegasi believes implementing its drilling strategy and using new drilling and completion techniques will enable it to find significant gas and oil reserves in the CP area.

Pegasi conducts its main exploration and production operations through its wholly-owned subsidiary, Pegasi Operating Inc.  Pegasi conducts additional operations through two other wholly-owned subsidiaries: (i) TR Rodessa and (ii) 59 Disposal

TR Rodessa operates a 40-mile natural gas pipeline and gathering system which is currently being used by Pegasi to transport its hydrocarbons to market.  Excess capacity on this system may be used to transport third-party hydrocarbons in the future.

59 Disposal. owns and operates a saltwater disposal facility which disposes saltwater and flow-back waste into subsurface storage.  59 Disposal currently disposes of wastewater for Pegasi operations as well as from other accepted operators for a per barrel fee.

Critical Accounting Policies

PERC’s critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the notes to combined financial statements which accompany the combined financial statements.  These policies have been consistently applied in all material respects and address such matters as revenue recognition and depreciation methods.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reported period.  Actual results could differ from these estimates.

Accounts Receivable

PERC performs ongoing credit evaluations of its customers’ financial condition and extends credit to virtually all of its customers.  Credit losses to date have not been significant and have been within management’s expectations.  In the event of complete non-performance by PERC’s customers, the maximum exposure to PERC is the outstanding accounts receivable balance at the date of non-performance.

Property and Equipment

Property and equipment are stated at cost and depreciated using accelerated and straight-line methods over the estimated useful lives of the assets.  Expenditures for major renewals and betterments that extend the useful lives are capitalized.  Expenditures for normal maintenance and repairs are expensed as incurred.  Upon sale or abandonment, the cost of the equipment and related accumulated depreciation are removed from the accounts and any gains or losses thereon are recognized in the operating results of the respective period.

Oil and Gas Properties

PERC uses the full-cost method of accounting for its oil and gas producing activities, which are located in Texas.  Accordingly, all costs associated with the acquisition, exploration, and development of oil and gas reserves, including directly-related overhead costs, are capitalized.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the units-of-production method using estimates of proved reserves.  Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs.  If the results of an assessment indicate that the properties are impaired, the amount of the impairment is removed from the capitalized costs to be amortized.

In addition, the capitalized costs are subject to a “ceiling test,” which basically limits such costs to the aggregate of the “estimated present value,” discounted at a ten percent interest rate, of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in the operating results of the respective period.

Abandonment of properties are recognized as an expense in the period of abandonment and accounted for as adjustments of capitalized costs.

Revenue Recognition

PERC recognizes revenue as oil and gas are produced based on contracted or estimated sales prices.  Estimated revenue is subject to adjustments based on final settlement.  Such adjustments are reflected in revenue when received.

PERC recognizes revenue based on gas delivered rather than its working interest share of the gas produced.  A liability is recognized when the imbalance exceeds the estimate of remaining reserves.

Income Taxes

Deferred income taxes are determined using the “liability method” in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which such temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

Liquidity and Capital Resources

PERC derives its revenue from the sale of oil and gas (hydrocarbons) produced from its drilling operations, transportation of third party owned natural gas through its pipeline system, and third-party disposal of waste in its disposal plant.  Revenues are subject to fluctuation due to commodity pricing and normal oil field practice where wells are on a general decline curve and are subject to having to be “shut in” for maintenance and possible rework operations.  We anticipate revenue from the pipeline will gradually increase as we add additional production and to carry gas from third party operators.  The revenue from the disposal plant will be on a decline as we utilize more of the capacity of the plant for our own use as we complete more wells.

The Company’s financial condition and growth potential is greatly dependent on the private placement presently being offered.  Future liquidity and capital resources will be derived from debt financing based on third-party reserve reports, internal cash flow and further equity offerings.

PERC feels it will increase cash flow rapidly upon the drilling of each of the initial eight wells that are drilled, which are considered development wells.  We anticipate a very active drilling program beyond the eight wells and should reach profitability within 18 months.  The asset value of the Company should grow upon completion of each successful well which will establish three additional proven undeveloped locations ("PUD") which can be booked per SEC approved engineering standards.

 Plan of Operations

We intend to continue to use our competitive strengths to advance our corporate strategy.  The following are key elements of that strategy:

•
Develop the Cornerstone Project in East Texas through an aggressive drilling program.  Pegasi will focus its near-term efforts on development drilling through an initial eight well drilling program on existing acreage.  We expect this drilling program to significantly increase our proved reserve and cash flow profile within 12 months.

•
Apply management expertise in the CP area and recent developments in drilling and completion technology to identify new drilling opportunities and enhance production.  We plan to maximize the present value of our vertical wells by utilizing a “Sawtooth” production technique.  This technique is characterized by sequentially completing multiple geologic horizons in a single wellbore in order to maximize well economics (see “Business - Well Economics” for further description).  Pegasi will also implement the latest drilling, fracturing, and completion techniques to develop its properties including horizontal drilling.  These horizontal wells will primarily target the Bossier formation and our management expects these wells to yield significantly higher hydrocarbon flow rates than the Company’s vertical wells.

•
Continue to lease underdeveloped acreage in the CP area.  We plan to use our extensive proprietary database to help optimize additional drilling locations and to acquire additional acreage.  We intend to target acreage with exploitation and technology upside within the CP area.  Most properties in the project area are held by smaller independent companies that lack the resources to exploit them fully.  We intend to pursue these opportunities to selectively expand our portfolio of properties.  These acreage additions will complement the Company’s existing substantial acreage position in the area and provide the Company with significant additional drilling inventory.

•
Maintain a conservative and flexible financial strategy.  We intend to continue to focus on maintaining a low level of corporate overhead expense in addition to continued utilization of outsourcing, when appropriate, to maximize cash flow.  We believe this internally generated cash flow, coupled with reserve-based debt financing when appropriate, will provide the optimal capital structure to fund our future drilling activity.

Results of Operations

Nine-Month Period Ended September 30, 2007 Compared to Nine-Month Period Ended September 30, 2006

Total revenues for the nine months ended September 30, 2007 of $2,201,849 decreased $44,279, or 2.0%, from the nine months ended September 30, 2006.  During the nine-month period ended September 30, 2007, oil and gas revenues decreased by $66,460, or 3.6%, from the nine-month period ended September 30, 2006.  During the nine months ended September 30, 2007, saltwater disposal income increased by $79,072, or 27.3%, due primarily to increased efficiencies resulting from the maturity of the facility’s operations.  During the nine-month period ended September 30, 2007, overhead and other income decreased by $56,891, or 42.2%, from the nine-month period ended September 30, 2006.  This decrease results from the Company negotiating an operating rate change to calculate overhead income in 2007, from using drilling rates in 2006, which are approximately ten times higher than operating rates.

Overhead income is derived from our joint venture operations with Marion, its successors, and/or assigns, which has a thirty percent (30%) working interest in the CP project.  PERC is the designated operator under the Joint Operating Agreement.  Terms of the agreement allow the operator to recover allocated overhead during all phases of the drilling, completion, and producing period.

Operating expenses decreased $857,870, or 35.0%, during the nine months ended September 30, 2007 versus the period ended September 30, 2006.  This decrease is attributable in large part to a decline in the need for tuning of the saltwater disposal system, as the system was running efficiently. In addition to the reduction in expenses attributable to the disposal system, less money was spent on reworking wells in 2007 than was spent in 2006.

General and administrative expenses for period ended September 30, 2007 were $76,268 versus $181,261 for the period ended September 30, 2006 for a decrease of $104,993, or 57.9%. In the period ending September 30, 2006 a large amount of accounting fees were incurred to convert the companies books from tax basis to GAAP.  In addition a cost cutting effort resulted in additional G & A savings.

The net loss for PERC decreased 96.9%, or $790,034, for the nine months ended September 30, 2007 to $25,550 from $815,584 for the nine months ended September 30, 2006.  This was primarily due to decreased well reworking costs incurred in 2007 and increased efficiencies in the saltwater disposal system.

Net cash provided by (used in) operating activities for the nine months ended September 30, 2007 and 2006 was $190,148 and $(172,394), respectively. Improved operating results were offset primarily by costs associated with the private placement and public offering.

Net cash used in investing activities was $38,474 and $1,001,193 for the nine months ended September 30, 2007 and 2006, respectively. Leasing activity was curtailed in 2007 with the company purchasing approximately $900,000 less in leases than in 2006.

Net cash provided by (used in) financing activities was $(109,851) and $1,049,919 for the nine-month periods ended September 30, 2007 and September 30, 2006. For 2006, the cash provided resulted from capital contributions from the principals as well as borrowings from related parties and third parties.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Total revenues for the year ended December 31, 2006 of $2,855,662 decreased $1,171,139, or 29.1%, from the year ended December 31, 2005. During 2006, oil and gas revenues decreased by $1,501,958, or 39.3%, from the year ended December 31 2005.  During 2006, saltwater disposal income increased by $380,328, representing a full year of service from the previous year ended December 31, 2005.  The plant began operations in September of 2005.  During 2006, overhead income decreased by $49,509, or 28.3%, from the year ended December 31, 2005.

Oil and gas revenue decreased due to several wells being temporarily shut in for rework and the implementation of the “Sawtooth” development program.  Oil and gas sales will represent the main source of revenue for the Company.

Revenue from the disposal well will gradually decline as the Company uses the well capacity for its own use as additional Company wells are placed on stream.

Overhead income is derived from our joint venture operations with Marion, its successors, and/or assigns, which has a thirty percent (30%) working interest in the CP project.  PERC is the designated operator under the Joint Operating Agreement.  Terms of the agreement allow the operator to recover allocated overhead during all phases of the drilling, completion, and producing period.

Operating expenses decreased $483,536, or 13.6%, during the year ended December 31, 2006 versus the year ended December 31, 2005.  This decrease was mainly attributable to the shut in of several wells which are scheduled for work over. This decrease is primarily due to the company having done several workovers and a recompletion in 2005 which were nonrecurring in 2006.

General and administrative expenses for the year ended December 31, 2006 were $257,210 versus $275,871 for the prior year for a decrease of $18,661, or 6.8%.  This decrease was mainly attributable to increased use of third-party personnel.  These costs are attributed to individual wells or the disposal well, and are accordingly classified as lease operating expenses rather than general and administrative expenses.  Total other expenses increased by $542,329, or 178.56% for the year ended December 31, 2006 compared to the year ended December 31, 2005.  This increase is attributed predominantly to higher interest expense associated with the related party line-of-credit.  In 2005 most of the interest accrued in the last quarter of the year, whereas the 2006 interest expense represents an entire year’s accrual.  Also, contract labor and auto expense increased significantly due to the hiring of two new contract employees.  All of the contract employees were paid higher rates in 2006, compared to 2005, due to cost-of-living increases.  The auto expense represents reimbursement paid to the contract employees.

The net loss for PERC increased 615.2%, or $1,215,918, for the year ended December 31, 2006 to $1,018,279 from net income of $197,639 for the year ended December 31, 2005.  This was primarily due to the drilling and completion cost of a well which has not yet been placed on stream. The increased loss is due to a decline in gas revenue due to remedial needs of some of the wells.

Net cash provided by (used in) operating activities for the years ended December 31, 2006 and 2005 was $(459,254) and $2,107,841, respectively. A decline in profitability of the wells is the primary cause of this decline in cash flow.

Net cash used in investing activities was $(1,353,650) and $(6,190,856) for the years ended December 31, 2006 and 2005, respectively. The reduction in cash usage was largely due to a reduction in PERC's leasing program.

Net cash provided by financing activities was $1,637,134 and $4,064,569 for the years ended December 31, 2006 and 2005, respectively. Such reduction in cash provided by financing activities is primarily due to a reduction in the amounts advanced by related parties under a line of credit agreement.

Liquidity and Capital Resources

As of September 30, 2007, PERC had a negative working capital of $(5,454,420).  This was due primarily to several wells being shut and prepared for rework following our plan of "sawtooth" operations. Reworks are scheduled to commence shortly.

To date, PERC’s revenues have been insufficient to cover the cost of revenues and operating expenses. Therefore, PERC has been dependent on debt financing provided by principals of the Company, Mr. Mike Neufeld and Mr. Bill Sudderth.  A line-of-credit still exists from the principals sufficient to cover operating costs until the Equity Placement is completed.

On December 12, 2007, immediately following the consummation of the Share Exchange, the Company entered into a series of identical subscription agreements with a group of Investors, pursuant to which the Investors purchased from the Company 8,378,500 Units, each Unit consisting of one share of common stock of the Company and a five-year warrant to purchase 0.5 shares at $2.25 per whole share. The purchase price per Unit was $1.20.  Total gross proceeds to the Company were approximately $10,050,000.

The Company believes that the proceeds from this offering together with the Company’s cash flow from operations will be sufficient to finance its operations for the next twelve months.  However, future acquisitions and future exploration, development, production and marketing activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

The Company plans to pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means.  We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.  If we do not succeed in raising additional capital, the capital received through the Offering may not be sufficient to fund our operations going forward without obtaining additional capital financing.

Any additional capital raised through the sale of equity may dilute your ownership percentage.  This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity.  The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the oil and gas industry in particular), our status as a new enterprise without a significant demonstrated operating history, the location of our oil and natural gas properties and prices of oil and natural gas on the commodities markets (which will impact the amount of asset-based financing available to us) and/or the loss of key management.  Further, if oil and/or natural gas prices on the commodities markets decrease, then our revenues will likely decrease, and such decreased revenues may increase our requirements for capital.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

 RISK FACTORS

An investment in our securities involves a high degree of risk.  In determining whether to purchase our securities, you should carefully consider all of the material risks described below, together with the other information contained in this Current Report on Form 8-K before making a decision to purchase our securities.  You should only purchase our securities if you can afford to suffer the loss of your entire investment.

RISKS RELATED TO OUR BUSINESS

We have incurred significant losses to date and may continue to incur losses.

During the fiscal year ended December 31, 2006, we incurred a net loss of $1,018,279.  For the nine month period ended September 30, 2007, we incurred a net loss of $25,550.  We may continue to incur losses for at least the next 12 months.  Continuing losses will have an adverse impact on our cash flow and may impair our ability to raise additional capital required to continue and expand our operations.

We have a limited operating history for you to evaluate our business. We may never attain profitability.

We have been engaged in the business of oil and gas exploration and development for only a short amount of time, and have limited current oil or natural gas operations.  The business of acquiring, exploring for, developing and producing oil and natural gas reserves is inherently risky.  As an oil and gas acquisition, exploration and development company with limited operating history, it is difficult for potential investors to evaluate our business.  Our proposed operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the oil and gas industry.  Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies.  We may never overcome these obstacles.

Our business is speculative and dependent upon the implementation of our business plan and our ability to enter into agreements with third parties for the rights to exploit potential oil and natural gas reserves on terms that will be commercially viable for us.

Our lack of diversification will increase the risk of an investment in Pegasi, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our business focus is on the oil and gas industry in a limited number of properties, initially in Texas.  Larger companies have the ability to manage their risk by geographic diversification.  However, we will lack diversification, in terms of both the nature and geographic scope of our business.  As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified, enhancing our risk profile.  If we cannot diversify our operations, our financial condition and results of operations could deteriorate.

Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

Our ability to successfully acquire additional properties, to discover reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements with customers will depend on developing and maintaining close working relationships with industry participants and on our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. These realities are subject to change and may impair our ability to grow.

To develop our business, we will endeavor to use the business relationships of our management to enter into strategic relationships, which may take the form of joint ventures with other private parties and contractual arrangements with other oil and gas companies, including those that supply equipment and other resources that we will use in our business.  We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them.  In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships.  If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

Competition in obtaining rights to explore and develop oil and gas reserves and to market our production may impair our business.

The oil and gas industry is highly competitive.  Other oil and gas companies may seek to acquire oil and gas leases and other properties and services we will need to operate our business in the areas in which we expect to operate.  This competition is increasingly intense as prices of oil and natural gas on the commodities markets have risen in recent years.  Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors.  Competitors include larger companies, which, in particular, may have access to greater resources, may be more successful in the recruitment and retention of qualified employees and may conduct their own refining and petroleum marketing operations, which may give them a competitive advantage.  In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests.  If we are unable to compete effectively or adequately respond to competitive pressures, this inability may materially adversely affect our results of operation and financial condition.

We may be unable to obtain additional capital that we will require to implement our business plan, which could restrict our ability to grow.

We expect that our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and the revenues generated from our properties in Texas alone will not alone be sufficient to fund our operations or planned growth.  We will require additional capital to continue to operate our business beyond the initial phase of our current properties, and to further expand our exploration and development programs.  We may be unable to obtain additional capital required.  Furthermore, inability to maintain capital may damage our reputation and credibility with industry participants.  Although we expect that the proceeds of approximately $10,000,000 from our recent Offering together with cash flow from operations will be sufficient for the next 12 months, unforeseen circumstances and business setbacks may force us to raise additional funds.  Our inability to raise additional funds when required may have a negative impact on our operations and financial results.

Future acquisitions and future exploration, development, production and marketing activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

We plan to pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means.  We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.  If we do not succeed in raising additional capital, the capital received through the Offering may not be sufficient to fund our operations going forward without obtaining additional capital financing.

Any additional capital raised through the sale of equity may dilute your ownership percentage.  This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity.  The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the oil and gas industry in particular), our status as a new enterprise without a significant demonstrated operating history, the location of our oil and natural gas properties and prices of oil and natural gas on the commodities markets (which will impact the amount of asset-based financing available to us) and/or the loss of key management.  Further, if oil and/or natural gas prices on the commodities markets decrease, then our revenues will likely decrease, and such decreased revenues may increase our requirements for capital.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

We may not be able to effectively manage our growth, which may harm our profitability.

Our strategy envisions expanding our business.  If we fail to effectively manage our growth, our financial results could be adversely affected.  Growth may place a strain on our management systems and resources.  We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources.  As we grow, we must continue to hire, train, supervise and manage new employees.  We cannot assure you that we will be able to:

•	meet our capital needs;

•	expand our systems effectively or efficiently or in a timely manner;

•	allocate our human resources optimally;

•	identify and hire qualified employees or retain valued employees; or

•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Loss of Michael Neufeld, our President and William Sudderth, our Executive Vice President and Richard Lindermanis, our Senior Vice President and Chief Financial Officer, could impair our ability to operate.

If we lose our key employees, Michael Neufeld, our President, William Sudderth, our Executive Vice President, or Richard Lindermanis, our Senior Vice President and Chief Financial Officer, our business could suffer.  Our success is highly dependent on our ability to attract and retain qualified scientific and management personnel.  We are highly dependent on our management. Messrs. Neufeld, Sudderth and Lindermanis each has an employment agreement with the Company.  However, the loss of each of these person’s services could have a material adverse effect on our operations.  If we were to lose these individuals, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies.  We do not have key-man life insurance in place for any person working for us.

Our management team does not have extensive experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our management team has had limited public company management experience or responsibilities.  This could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis.  There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations.  Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

RISKS RELATED TO OUR INDUSTRY

Our exploration for oil and gas is risky and may not be commercially successful, and the 3D seismic data and other advanced technologies we use cannot eliminate exploration risk, which could impair our ability to generate revenues from our operations.

Our future success will depend on the success of our exploratory drilling program.  Oil and gas exploration involves a high degree of risk.  These risks are more acute in the early stages of exploration.  Our expenditures on exploration may not result in new discoveries of oil or natural gas in commercially viable quantities.  It is difficult to project the costs of implementing an exploratory drilling program due to the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions, such as over-pressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells or additional seismic data and interpretations thereof.

Even when used and properly interpreted, 3D seismic data and visualization techniques only assist geoscientists in identifying subsurface structures and hydrocarbon indicators.  They do not allow the interpreter to know conclusively if hydrocarbons are present or economically producible.  In addition, the use of 3D seismic data becomes less reliable when used at increasing depths.  We could incur losses as a result of expenditures on unsuccessful wells.  If exploration costs exceed our estimates, or if our exploration efforts do not produce results which meet our expectations, our exploration efforts may not be commercially successful, which could adversely impact our ability to generate revenues from our operations.

We may not be able to develop oil and gas reserves on an economically viable basis and our reserves and production may decline as a result.

To the extent that we succeed in discovering oil and/or natural gas reserves, we cannot assure that these reserves will be capable of production levels we project or in sufficient quantities to be commercially viable.  On a long-term basis, our viability depends on our ability to find or acquire, develop and commercially produce additional oil and natural gas reserves.  Without the addition of reserves through acquisition, exploration or development activities, our reserves and production will decline over time as reserves are produced.  Our future reserves will depend not only on our ability to develop then-existing properties, but also on our ability to identify and acquire additional suitable producing properties or prospects, to find markets for the oil and natural gas we develop and to effectively distribute our production into our markets.

Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs.  Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs.  In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells.  These conditions include delays in obtaining governmental approvals or consents, shut-downs of connected wells resulting from extreme weather conditions, problems in storage and distribution and adverse geological and mechanical conditions.  While we will endeavor to effectively manage these conditions, we cannot be assured of doing so optimally, and we will not be able to eliminate them completely in any case.  Therefore, these conditions could diminish our revenue and cash flow levels and result in the impairment of our oil and natural gas interests.

Estimates of oil and natural gas reserves that we make may be inaccurate and our actual revenues may be lower than our financial projections.

We will make estimates of oil and natural gas reserves, upon which we will base our financial projections.  We will make these reserve estimates using various assumptions, including assumptions as to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds.  Some of these assumptions are inherently subjective, and the accuracy of our reserve estimates relies in part on the ability of our management team, engineers and other advisors to make accurate assumptions.  Economic factors beyond our control, such as interest rates, will also impact the value of our reserves.  The process of estimating oil and natural gas reserves is complex, and will require us to use significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each property.  As a result, our reserve estimates will be inherently imprecise.  Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from those we estimate.  If actual production results vary substantially from our reserve estimates, this could materially reduce our revenues and result in the impairment of our oil and natural gas interests.

Drilling new wells could result in new liabilities, which could endanger our interests in our properties and assets.

There are risks associated with the drilling of oil and natural gas wells, including encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, craterings, sour gas releases, fires and spills, among others.  The occurrence of any of these events could significantly reduce our revenues or cause substantial losses, impairing our future operating results.  We may become subject to liability for pollution, blow-outs or other hazards.  We intend to obtain insurance with respect to these hazards; however, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities.  The payment of such liabilities could reduce the funds available to us or could, in an extreme case, result in a total loss of our properties and assets.  Moreover, we may not be able to maintain adequate insurance in the future at rates that are considered reasonable.  Oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations.

Decommissioning costs are unknown and may be substantial.  Unplanned costs could divert resources from other projects.

We may become responsible for costs associated with abandoning and reclaiming wells, facilities and pipelines which we use for production of oil and natural gas reserves.  Abandonment and reclamation of these facilities and the costs associated therewith is often referred to as “decommissioning.”  We have not yet determined whether we will establish a cash reserve account for these potential costs in respect of any of our properties or facilities, or if we will satisfy such costs of decommissioning from the proceeds of production in accordance with the practice generally employed in onshore and offshore oilfield operations.  If decommissioning is required before economic depletion of our properties or if our estimates of the costs of decommissioning exceed the value of the reserves remaining at any particular time to cover such decommissioning costs, we may have to draw on funds from other sources to satisfy such costs.  The use of other funds to satisfy such decommissioning costs could impair our ability to focus capital investment in other areas of our business.

Our inability to obtain necessary facilities could hamper our operations.

Oil and gas exploration and development activities are dependent on the availability of drilling and related equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities may be limited.  To the extent that we conduct our activities in remote areas, needed facilities may not be proximate to our operations, which will increase our expenses.  Demand for such limited equipment and other facilities or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities.  The quality and reliability of necessary facilities may also be unpredictable and we may be required to make efforts to standardize our facilities, which may entail unanticipated costs and delays.  Shortages and/or the unavailability of necessary equipment or other facilities will impair our activities, either by delaying our activities, increasing our costs or otherwise.

We may have difficulty distributing our production, which could harm our financial condition.

In order to sell the oil and natural gas that we produce, we will have to make arrangements for storage and distribution to the market.  We will rely on local infrastructure and the availability of transportation for storage and shipment of our products, but infrastructure development and storage and transportation facilities may be insufficient for our needs at commercially acceptable terms in the localities in which we operate.  This could be particularly problematic to the extent that our operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping and/or pipeline facilities.  These factors may affect our ability to explore and develop properties and to store and transport our oil and natural gas production and may increase our expenses.  In the Eel River Basin in California, we have contractual rights to access existing natural gas transportation facilities.  Depending on the success of our planned drilling, it is possible that we will be required to construct additional pipeline facilities in the future in order to have sufficient capacity to transport all of our natural gas production.

Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas in which we will operate, or labor disputes may impair the distribution of oil and/or natural gas and in turn diminish our financial condition or ability to maintain our operations.

Prices and markets for oil and natural gas are unpredictable and tend to fluctuate significantly, which could reduce profitability, growth and the value of our business.

Oil and natural gas are commodities whose prices are determined based on world demand, supply and other factors, all of which are beyond our control.  World prices for oil and natural gas have fluctuated widely in recent years, and have risen to record levels on a nominal basis in 2006.  The average price for West Texas Intermediate oil in 1999 was $19.34 per barrel.  In 2002 it was $26.18 per barrel.  In 2005, it was $56.64 per barrel and in 2006 it was $66.05 per barrel.  We expect that prices will fluctuate in the future (source: U.S. Energy Information Administration).  Price fluctuations will have a significant impact upon our revenue, the return from our reserves and on our financial condition generally.  Price fluctuations for oil and natural gas commodities may also impact the investment market for companies engaged in the oil and gas industry. Prices may not remain at current levels.  Future decreases in the prices of oil and natural gas may have a material adverse effect on our financial condition, the future results of our operations and quantities of reserves recoverable on an economic basis.

Increases in our operating expenses will impact our operating results and financial condition.

Exploration, development, production, marketing (including distribution costs) and regulatory compliance costs (including taxes) will substantially impact the net revenues and profits we derive from the oil and natural gas that we produce.  These costs are subject to fluctuations and variation in different locales in which we will operate, and we may not be able to predict or control these costs.  If these costs exceed our expectations, this may adversely affect our results of operations.  In addition, we may not be able to earn net revenue at our predicted levels, which may impact our ability to satisfy our obligations.

Penalties we may incur could impair our business.

Failure to comply with government regulations could subject us to civil and criminal penalties, could require us to forfeit property rights, and may affect the value of our assets.  We may also be required to take corrective actions, such as installing additional equipment or taking other actions, each of which could require us to make substantial capital expenditures.  We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them.  As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Environmental risks may adversely affect our business.

All phases of the oil and gas business present environmental risks and hazards and are subject to environmental regulation at the federal, state and municipal levels.  Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and gas operations.  The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities.  Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material.  Environmental legislation is evolving in a manner we expect may result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs.  The discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such discharge.  The application of environmental laws to our business may cause us to curtail our production or increase the costs of our production, development or exploration activities.

Our insurance may be inadequate to cover liabilities we may incur.

Our involvement in the exploration for and development of oil and gas properties may result in our becoming subject to liability for pollution, blow-outs, property damage, personal injury or other hazards.  Although we will obtain insurance in accordance with industry standards to address such risks, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities.  In addition, such risks may not, in all circumstances, be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons.  The payment of such uninsured liabilities would reduce the funds available to us.  If we suffer a significant event or occurrence that is not fully insured, or if the insurer of such event is not solvent, we could be required to divert funds from capital investment or other uses towards covering our liability for such events.

Our business will suffer if we cannot obtain or maintain the necessary licenses.

Our operations will require licenses, permits and in some cases renewals of licenses and permits from various governmental authorities.  Our ability to obtain, sustain or renew such licenses and permits on acceptable terms is subject to change in regulations and policies and to the discretion of the applicable governments, among other factors.  Our inability to obtain, or our loss of or denial of extension, to any of these licenses or permits could hamper our ability to produce revenues from our operations.

Challenges to our properties may impact our financial condition.

Title to oil and gas interests is often not capable of conclusive determination without incurring substantial expense.  While we intend to make appropriate inquiries into the title of properties and other development rights we acquire, title defects may exist.  In addition, we may be unable to obtain adequate insurance for title defects, on a commercially reasonable basis or at all.  If title defects do exist, it is possible that we may lose all or a portion of our right, title and interests in and to the properties to which the title defects relate.

If our property rights are reduced, our ability to conduct our exploration, development and production activities may be impaired.

We will rely on technology to conduct our business and our technology could become ineffective or obsolete.

We rely on technology, including geographic and seismic analysis techniques and economic models, to develop our reserve estimates and to guide our exploration, development and production activities.  We will be required to continually enhance and update our technology to maintain its efficacy and to avoid obsolescence.  The costs of doing so may be substantial, and may be higher than the costs that we anticipate for technology maintenance and development.  If we are unable to maintain the efficacy of our technology, our ability to manage our business and to compete may be impaired.  Further, even if we are able to maintain technical effectiveness, our technology may not be the most efficient means of reaching our objectives, in which case we may incur higher operating costs than we would were our technology more efficient.

RISKS RELATED TO OUR COMMON STOCK

There has been a limited trading market for our common stock and no market.

It is anticipated that there will be a limited trading market for the Company's common stock on the National Association of Securities Dealers' ("NASD") Over-the-Counter Bulletin Board.  The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable.  The lack of an active market may also reduce the fair market value of your shares.  An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

You may have difficulty trading and obtaining quotations for our common stock.

The common stock may not be actively traded, and the bid and asked prices for our common stock on the NASD's Over-the-Counter Bulletin Board may fluctuate widely.  As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities.  This severely limits the liquidity of the common stock, and would likely reduce the market price of our common stock and hamper our ability to raise additional capital.

The market price of our common stock may, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•
dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in the Offering and in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	announcements of new acquisitions, reserve discoveries or other business initiatives by our competitors;

•	our ability to take advantage of new acquisitions, reserve discoveries or other business initiatives;

•	fluctuations in revenue from our oil and gas business as new reserves come to market;

•	changes in the market for oil and natural gas commodities and/or in the capital markets generally;

•	changes in the demand for oil and natural gas, including changes resulting from the introduction or expansion of alternative fuels;

•	quarterly variations in our revenues and operating expenses;

•	changes in the valuation of similarly situated companies, both in our industry and in other industries;

•	changes in analysts’ estimates affecting our Company, our competitors and/or our industry;

•	changes in the accounting methods used in or otherwise affecting our industry;

•	additions and departures of key personnel;

•	announcements of technological innovations or new products available to the oil and gas industry;

•	announcements by relevant governments pertaining to incentives for alternative energy development programs;

•	fluctuations in interest rates and the availability of capital in the capital markets; and

•
significant sales of our common stock, including sales by the investors following registration of the shares of common stock issued in this Offering and/or future investors in future offerings we expect to make to raise additional capital.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.

Our operating results may fluctuate significantly, and these fluctuations may cause our stock price to decline.

Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses, including the coming to market of oil and natural gas reserves that we are able to develop, expenses that we incur, the prices of oil and natural gas in the commodities markets and other factors.  If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.  Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.  Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the common stock.

Investors in the Offering will experience dilution upon the exercise of Warrants or options.

As a result of the Share Exchange and this Offering and the issuance of Warrants to the placement agent for the Offering, there are options and Warrants to purchase 14,125,000 shares of common stock outstanding, which if exercised, could decrease the net tangible book value of your common stock.  In addition, the Company may grant options under the 2007 Stock Option Plan in the future.  If the holders of those options exercise such options, you may experience dilution in the net tangible book value of your common stock.  Further, the sale or availability for sale of the underlying shares in the marketplace could depress our stock price.  We have registered or agreed to register for resale all of the underlying shares described above.  Holders of registered underlying shares could resell the shares immediately upon registration, resulting in significant downward pressure on our stock price.

Directors and officers of the Company will have a high concentration of common stock ownership.

Based on the 29,378,500 shares of common stock that are estimated to be outstanding as of the date hereof, assuming 8,378,500 new shares issued in the Equity Placement, our officers and directors will beneficially own approximately 64.7% of our outstanding common stock.  Such a high level of ownership by such persons may have a significant effect in delaying, deferring or preventing any potential change in control of Pegasi.  Additionally, as a result of their high level of ownership, our officers and directors might be able to strongly influence the actions of the Company’s board of directors (the “Board”) and the outcome of actions brought to our shareholders for approval.  Such a high level of ownership may adversely affect the voting and other rights of our shareholders.

Applicable SEC rules governing the trading of “penny stocks” limit the trading and liquidity of our common stock, which may affect the trading price of our common stock.

Shares of common stock may be considered a “penny stock” and be subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASD's automated quotation system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 12, 2007 with respect to the beneficial ownership of the Company’s outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (1)
Michael H. Neufeld (2)	14,143,623	41.6%

William L. Sudderth (3)	14,143,623	41.6%

Richard A. Lindermanis (5)	2,187,500	7.5%

Teton Royalty Ltd. (4)	9,024,873	26.5%

Alan Gelfand (6)	525,000	1.8%

David J. Moss (6)	525,000	1.8%

All officers and directors as a group (5 persons)	22,499,873	64.7%
___________________________

(1)
Beneficial ownership percentages gives effect to the completion of the Share Exchange, and are calculated based on  shares of common stock issued and outstanding.  Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act.  The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of December 12, 2007.  The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.  The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.  Also assumes the issuance of the maximum of 21,875,000 Units in this Offering.

(2)	Includes shares held by Teton Royalty, Ltd. ("Teton") of which Mr. Neufeld is a co-owner, executive officer and director.
(3)	Includes shares held by Teton of which Mr. Sudderth is a co-owner, executive officer and director.
(4)
Includes 4,649,873 shares issuable upon conversion of $5,579,847 principal amount of indebtedness.  Under the terms of a memorandum of understanding between the Company and Teton, Teton has the right to convert that amount at any time at $1.20 per share.

(5)	Consist of shares held by the Lindermanis Family Living Trust of which Mr. Lindermanis is a trustee.
(6)	Includes 150,000 shares and 375,000 options.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company's executive officers, directors and director nominees. Officers are elected annually by the Board of Directors. Each of the following officers and directors were elected on November 22, 2006.

Name	Age	Position

MMichael H. Neufeld	5758	President, Chief Executive Officer and Director
William L. Sudderth	65	Executive Vice President, Land
Richard A. Lindermanis	61	Sr. Vice President, Chief Financial Officer, Director
Billy Denman	52	Land Manager
Alan Gelfand	47	Director
David J. Moss	37	Director
___________________

Michael H. Neufeld - President, Chief Executive Officer and Director

Mr. Neufeld has been President and Chief Executive Officer of Pegasi and its predecessors since 2000.  He worked for Pennzoil Company from 1972 to 1976 as a Development Geologist, Exploration Geologist and Senior Geologist working in Pennzoil’s Gulf Coast Division.  He then joined American Resources Company from 1976 to 1977 as Senior Geologist.  In 1977 he joined Hunt Oil Company as Sr. Geologist working in the Texas and Gulf Coast regions. From 1978 to 1981, Mr. Neufeld worked for Croftwood Corporation as Senior Exploration Geologist and Vice-President of Exploration working in the Gulf Coast of Louisiana and Texas.  In 1983 Mr. Neufeld co-founded SMK Energy Corporation ("SMK Energy"), where exploration efforts were concentrated in East Texas, Gulf Coast Louisiana and the Rocky Mountains.  He graduated from Louisiana State University in 1971 with a B.S. Degree in Geology.

Richard A. Lindermanis - Sr. Vice-President, CFO and Director

Mr. Lindermanis has been Senior Vice President of Pegasi and its predecessors since 2000.  He was employed by Amerada Corp. from 1967 to 1971 in Williston, ND and Lafayette, LA as District Land Manager, Gulf Coast.  He joined Louisiana Land & Exploration Co. in 1971 where he was Division Land Manager for the Rocky Mountain Division until 1975.  He then joined Patrick Petroleum Corp. as Western Division Manager in Denver and later moved to Jackson, MS as Executive Vice President responsible for Corporate Development, Exploration and Investor Relations.  In 1979 Mr. Lindermanis co-founded and became Executive Vice President, Director and a major stockholder of Sandefer Oil and Gas in Houston, Texas.  The company grew to $100 million drilling and completion budge.  Mr. Lindermanis left the Company in 1986 and since then he has founded several companies.  Mr. Lindermanis graduated from Phillips University in 1967 with a BA in History and Political Science.

Bill L. Sudderth - Executive Vice President

Mr. Sudderth has been an Executive Vice President of Pegasi and its predecessors since 2000.  He began his career at Lone Star Producing Company in 1970 where he worked through 1971.  In late 1971 he joined Midwest Oil Corporation and worked there until 1974, at which point he became an independent landman working the entire continental United States.  In 1981 Mr. Sudderth became a Certified Professional Landman.  In 1983 Mr. Sudderth co-founded SMK Energy, along with Mr. Neufeld, which later merged with Windsor Energy in 1997.  Mr. Sudderth received his B.B.A. Degree from Sam Houston State University in 1970.

Billy Denman – Land Manager

Mr. Denman has over 25 years of industry expertise and currently serves as Pegasi’s Land Manager.  He began his land career in 1981 working for W.L. Sudderth, Inc as a field landman.  He joined SMK Energy in 1984 and worked there until 2002 at which time he joined Pegasi as Land Manager.  Mr. Denman is a certified professional Landman and a Certified Phase I Environmental Site Assessor.

Alan Gelfand - Director

Alan Gelfand has been a director since May 2007.  Mr. Gelfand has served as a director of American Oil and Gas, Inc. since its inception in December, 2002 where he sits on the audit and compensation committee.  Prior to becoming a director of the Company, Mr. Gelfand was a stockbroker from 1987 until December 2002.  He graduated from Simon Fraser University with a Bachelor of Business Administration in 1982.

David J. Moss - Director

David Moss has been a director since May 2007.  Since 2005, Mr. Moss has been a Managing Director and he is co-founder of Aegis Equity, LLC, a corporate finance and strategic advisory firm based in San Diego and Santa Monica, California.  Mr. Moss has founded, funded and taken public various companies in a variety of industries since 1995.  Prior to starting Aegis, Mr. Moss served as Managing Director, Corporate Finance, for Jesup & Lamont Securities, where he advised companies on corporate strategy, financings, and business development.  Prior to Jesup & Lamont, Mr. Moss was Chief Business Officer and V.P. of Corporate Development for a privately-held biotechnology firm.  Previously, Mr. Moss served as Managing Partner at a Seattle-based venture capital firm, The Phoenix Partners.  Mr. Moss holds an MBA from Rice University and a B.A. in Economics from the University of California, San Diego.

Our directors and officers hold office until the earlier of their death, resignation, or removal or until their successors have been duly elected and qualified.

Employment Agreements

Each of Michael Neufeld, Bill Sudderth and Richard Lindermanis has entered into an employment agreement with us.  Each of these agreements is substantially similar.

They have a term of three years, commencing May 1, 2007.  Mr. Neufeld will be paid an annual salary of $250,000, Mr. Sudderth $225,000 and Mr. Lindermanis will be paid $210,000.  Each person may be entitled to a bonus at the discretion of the Board of Directors.  Each person may be terminated for cause, which under the terms of the agreements is defined as:

•
The employee having, in the reasonable judgment of the Company, committed an act which if prosecuted and resulting in a conviction would constitute a fraud, embezzlement, or any felonious offense (specifically excepting simple misdemeanors not involving acts of dishonesty and all traffic violations);

•	The employee’s theft, embezzlement, misappropriation of or intentional and malicious infliction of damage to the Company’s property or business opportunity;
•	the employee’s repeated abuse of alcohol, drugs or other substances as determined by an independent medical physician; or
•
the employee’s engagement in gross dereliction of duties, refusal to perform assigned duties consistent with his position, his knowing and willful breach of any material provision of this Agreement continuing after written notice from the Company or repeated violation of the Company’s written policies after written notice.

Each of the agreements contains standard non-disclosure and prohibits the employee from competing with the Company in its territory for a period of two years following the termination of employment for any reason.  For purposes of the employment agreement, the territory consists of all land at any time held under lease by Pegasi (or its affiliates) for mineral exploration or development and all surrounding land within two miles from any leased land.

2007 Stock Option Plan

The Company has adopted the 2007 Stock Option Plan (the "2007 Plan") that provides for the grant of 1,140,000 stock options.  The purpose of the 2007 Plan is to ensure that our Company retains the services of valued key directors, officers, employees and consultants, and to encourage such people to acquire a greater proprietary interest in our Company, thereby strengthening their incentive to achieve the objectives of our stockholders.  The 2007 Plan also serves as an aid and inducement in the attracting and hiring of new directors, officers, employees and consultants as needed.

Pursuant to the 2007 Plan, to date, the Company has granted options to purchase 375,000 shares of common stock to each of Messrs. Alan Gelfand and David Moss, each a director of the Company.

Item 3.02 Unregistered Sales of Equity Securities

See Item 2.01 above.

Item 5.01 Changes in Control of Registrant.

See Item 2.01 above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 2.01above.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the Share Exchange described under Item 1.01, the Company’s fiscal year and is being changed to December 31, Pegasi’s fiscal year.  Because of the Company’s status as a shell company prior to the completion of the Share Exchange, Pegasi is deemed to be the surviving entity for accounting purposes.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Attached hereto

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description

2.1	Share Exchange Agreement

4.1	Form of Warrant

10.1	Securities Purchase Agreement

10.2	Registration Rights Agreement

10.3	Form of Common Stock Purchase Warrant

10.4	Employment Agreement dated May 1, 2007 between the Company and Michael Neufeld

10.5	Employment Agreement dated May 1, 2007 between the Company and William Sudderth

10.6	Employment Agreement dated May 1, 2007 between the Company and Richard Lindermanis

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maple Mountain Explorations Inc.

December 18, 2007	By:	/s/ Richard A. Lindermanis
Richard A. Lindermanis
Senior Vice President and Chief Financial Officer

PEGASI ENERGY RESOURCES
CORPORATION AND AFFILIATES

COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005
with Report of Independent
Registered Public Accounting Firm

PEGASI ENERGY RESOURCES CORPORATION AND AFFILIATES

COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005
and
the Nine Months Ended
September 30, 2007  and 2006

Table of Contents

Report of Independent Registered Public Accounting Firm	1
Combined Financial Statements:
Combined Balance Sheets	2
Combined Statements of Operations	3
Combined Statements of Owners’ Equity	4
Combined Statements of Cash Flows	5
Notes to Combined Financial Statements	6
Supplemental Oil and Gas Data (Unaudited)	19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Owners of
Pegasi Energy Resources Corporation and Affiliates

We have audited the accompanying combined balance sheets of Pegasi Energy Resources Corporation, a Texas corporation, and affiliates, as of December 31, 2006 and 2005, and the related combined statements of operations, equity, and cash flows for the years then ended.  These combined financial statements are the responsibility of the management of the Companies.  Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.  The Companies are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal control over financial reporting of the Companies.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Pegasi Energy Resources Corporation and affiliates as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Whitley Penn LLP

Fort Worth, Texas
December 18, 2007

1

PEGASI ENERGY RESOURCES CORPORATION AND AFFILIATES
COMBINED BALANCE SHEETS

	September 30,	December 31,
	2007	2006	2005
	(Unaudited)	(Audited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$400,830	$359,007	$534,777
Accounts receivable, trade	179,629	121,305	445,775
Accounts receivable, related parties	584,114	596,877	356,663
Joint interest billing receivables	-	112,923	256,655
Certificates of deposit	53,225	52,155	50,913
Other current assets	329,722	173	382
Total current assets	1,547,520	1,242,440	1,645,165

Property and equipment:
Equipment	386,297	585,380	526,591
Pipelines	185,745	185,745	226,611
Buildings	28,451	28,451	24,306
Vehicles	50,663	50,663	50,663
Office furniture	40,387	30,387	30,387
Total property and equipment	691,543	880,626	858,558
Less accumulated depreciation	244,015	174,199	69,961
Property and equipment, net	447,528	706,427	788,597

Oil and gas properties:
Oil and gas properties, proved	3,248,342	3,121,400	2,306,647
Oil and gas properties, unproved	3,738,799	3,618,814	3,117,609
Capitalized asset retirement obligations	164,378	164,378	152,292
Total oil and gas properties	7,151,519	6,904,592	5,576,548
Less accumulated depletion and accretion	729,798	587,334	364,693
Oil and gas properties, net	6,421,721	6,317,258	5,211,855

Deferred income taxes	104,416	74,788	26,367

Investment in unconsolidated partnerships	-	20,440	19,642

Total assets	$8,521,185	$8,361,353	$7,691,626

Liabilities and Owners' Equity
Current liabilities:
Accounts payable	$266,205	$485,071	$612,648
Accounts payable, related parties	302,383	252,662	264,036
Revenue payables	246,701	158,763	290,318
Joint interest billing payable	26,803	-	71,694
Interest payable	860,645	516,096	84,292
Other payables	3,543	6,885	67,964
Line-of-credit	404,850	464,850	483,093
Line-of-credit, related party	4,616,214	4,516,214	3,900,009
Current portion of notes payable	4,905	10,904	11,360
Notes payable, related party	269,691	247,919	35,750
Total current liabilities	7,001,940	6,659,364	5,821,164

Notes payable	51,273	14,109	25,013
Asset retirement obligations	195,733	187,303	164,956
Total liabilities	7,248,946	6,860,776	6,011,133

Commitments and contingencies	-	-	-

Owners' equity:
Common stock, $.001 par value, 1,000 shares
authorized, issued, and outstanding	1	1	1
Common stock, no par value, 3,000 shares
authorized, issued, and outstanding in 2007	1,250,707	-	-
Additional paid-in capital	959,178	-	-
Members' equity	-	223,819	353,310
Partners' capital	-	1,966,971	1,697,873
Accumulated deficit	(937,647)	(690,214)	(370,691)
Total owners' equity	1,272,239	1,500,577	1,680,493

Total liabilities and owners' equity	$8,521,185	$8,361,353	$7,691,626

See accompanying notes to combied financial statements.
2

PEGASI ENERGY RESOURCES CORPORATION AND AFFILIATES
 COMBINED STATEMENTS OF OPERATIONS

	Nine Months Ended		Year Ended
	September 30,		December 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Revenues:
Oil and gas	$1,755,438	$1,821,898	$2,323,536	$3,825,494
Saltwater disposal income	368,633	289,561	406,912	26,584
Overhead and other income	77,778	134,669	125,214	174,723
Total revenues	2,201,849	2,246,128	2,855,662	4,026,801

Operating expenses:
Lease operating expenses	924,376	1,483,003	1,765,835	2,266,608
Saltwater disposal expenses	377,369	538,613	720,090	603,854
Depletion and depreciation	212,281	245,287	328,755	409,093
General and administrative	76,268	181,261	257,210	275,871
Total operating expenses	1,590,294	2,448,164	3,071,890	3,555,426

Income (loss) from operations	611,555	(202,036)	(216,228)	471,375

Other income (expenses):
Interest income	1,618	1,255	1,254	772
Interest expense	(378,425)	(369,730)	(535,047)	(97,148)
Other income	7,099	1,441	6,425	26,375
Shared expenses	(297,025)	(247,658)	(318,688)	(233,726)
Total other expense	(666,733)	(614,692)	(846,056)	(303,727)

Income (loss) before income tax benefit	(55,178)	(816,728)	(1,062,284)	167,648

Income tax benefit	29,628	1,144	44,005	29,991

Net income (loss)	$(25,550)	$(815,584)	$(1,018,279)	$197,639

Basic and diluted earnings (loss) per share	$(6.39)*	$(203.90)*	$(254.57)*	$49.41 *

Weighted average shares outstanding	4,000 *	4,000 *	4,000 *	4,000 *

*Earnings per share data for the nine months ended September 30, 2007 and  2006 and the years ended December 31, 2006 and 2005, are calculated using equivalent shares as if the September 30, 2007 recapitalization was effective at the beginning of such periods.

See accompanying notes to combied financial statements.
3

PEGASI ENERGY RESOURCES CORPORATION AND AFFILIATES
COMBINED STATEMENTS OF OWNERS' EQUITY

Nine Months Ended September 30, 2007 (Unaudited) and Years Ended December 31, 2006 and 2005 (Audited)

			Additional
	Common Stock		Paid-in	Members'	Partners'	Accumulated
	Shares	Amount	Capital	Equity	Capital	Deficit	Total

Balance at January 1, 2005	1,000	$1	$-	$253,437	$1,817,771	$(218,317)	$1,852,892

Capital contributions	-	-	-	-	319,707	-	319,707

Capital distributions	-	-	-	-	(689,745)	-	(689,745)

Net income (loss)	-	-	-	99,873	250,140	(152,374)	197,639

Balance at December 31, 2005	1,000	1	-	353,310	1,697,873	(370,691)	1,680,493

Capital contributions	-	-	-	-	838,363	-	838,363

Net loss	-	-	-	(129,491)	(569,265)	(319,523)	(1,018,279)

Balance at December 31, 2006	1,000	1	-	223,819	1,966,971	(690,214)	1,500,577

Recapitalization	3,000	1,250,707	959,178	(223,819)	(1,966,971)	-	19,095

Capital distributions	-	-	-	-	-	(221,883)	(221,883)

Net loss	-	-	-	-	-	(25,550)	(25,550)

Balance at September 30, 2007	4,000	$1,250,708	$959,178	$-	$-	$(937,647)	$1,272,239

		-	-	-	-	-

See accompanying notes to combied financial statements.
4

PEGASI ENERGY RESOURCES CORPORATION AND AFFILIATES
COMBINED STATEMENTS OF CASH FLOWS

	Nine Months Ended		Year Ended
	September 30,		December 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Operating Activities
Net income (loss)	$(25,550)	$(815,584)	$(1,018,279)	$197,639
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Depletion and depreciation	212,280	245,288	328,755	409,093
Accretion of discount on asset retirement obligations	8,430	7,604	10,260	6,942
Deferred income taxes	(29,628)	(1,144)	(48,421)	(29,991)
Gain on sales of assets	-	-	(378)	-
Changes in operating assets and liabilities:
Accounts receivable, trade	(58,324)	236,423	324,470	(39,482)
Accounts receivable, related parties	12,763	226,066	(240,214)	793,518
Joint interest billing receivable	112,923	256,655	143,732	(238,898)
Other assets	(329,549)	209	209	(382)
Accounts payable	(218,866)	(524,512)	(127,577)	504,588
Accounts payable, related parties	49,721	(9,972)	(11,374)	264,036
Revenue payable	87,938	(4,845)	(131,555)	(1,473)
Joint interest billing payable	26,803	(48,294)	(71,694)	38,444
Interest payable	344,549	319,809	431,804	84,292
Other payables	(3,342)	(60,097)	(61,079)	34,909
Asset retirement obligations	-	-	12,087	84,606
Net cash provided by (used in) operating activities	190,148	(172,394)	(459,254)	2,107,841

Investing Activities
Purchases of property and equipment	(39,425)	(44,015)	(66,406)	(677,498)
Purchases of oil and gas properties	(246,927)	(996,802)	(1,328,042)	(5,508,863)
Proceeds from sales of assets	228,508	40,866	42,838	-
Investment in unconsolidated partnerships	20,440	-	(798)	(3,991)
Purchases of certificates of deposit	(1,070)	(1,242)	(52,155)	(50,913)
Proceeds from maturities of certificates of deposit	-	-	50,913	50,409
Net cash used in investing activities	(38,474)	(1,001,193)	(1,353,650)	(6,190,856)

Financing Activities
Capital contributions	19,095	323,228	838,363	319,707
Capital distributions	(221,883)	-	-	(689,745)
Advances on line-of-credit	-	50,535	56,757	539,850
Payments on lines of credit	(60,000)	-	(75,000)	(56,763)
Advances on line-of-credit, related party	100,000	516,000	616,205	3,900,009
Borrowings on notes payable	40,000	-	-	22,548
Payments on notes payable	(8,835)	(7,957)	(11,360)	(6,787)
Borrowings on notes payable, related party	25,169	205,113	249,249	35,750
Payments on notes payable, related party	(3,397)	(37,000)	(37,080)	-
Net cash provided by (used in) financing activities	(109,851)	1,049,919	1,637,134	4,064,569

Net increase (decrease) in cash and cash equivalents	41,823	(123,668)	(175,770)	(18,446)
Cash and cash equivalents at beginning of period	359,007	534,777	534,777	553,223

Cash and cash equivalents at end of period	$400,830	$411,109	$359,007	$534,777

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$33,876	$4,921	$14,827	$9,078

See accompanying notes to combied financial statements.
5

PEGASI ENERGY RESOURCES CORPORATION AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
September 30, 2007 and 2006 (Unaudited) and December 31, 2006 and 2005 (Audited)

A.     Basis of Presentation for Interim Financial Statements

The accompanying combined financial statements as of and for the nine months ended September 30, 2007 and 2006 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-QSB of Regulation S-B, and reflect, in the opinion of management, all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the results for such periods.  Operating results for the nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

B.     Nature of Business

Pegasi Energy Resources Corporation (“PERC”) is a corporation engaged in the exploration and development of oil and gas properties and the production, sale, and shipment of oil and gas primarily in Texas and it operates oil and gas wells for the benefit of the working interest owners.  It pays overhead related expenses for various related companies and invoices the working interest owners for “shared expenses” on a monthly basis.

The accompanying combined financial statements represent the combined financial position and operating results of PERC and the following affiliated entities (collectively referred to hereinafter as the “Companies”):

First Southern Crown, Ltd. (“FSC”) is a limited partnership that owns oil and gas working interests (operated by PERC) and undeveloped acreage.

59 Disposal, L.P (“59 Disposal”) is a limited partnership which operates a commercial saltwater disposal system.

TR Rodessa, L.L.C. (“TR Rodessa”) is a two member limited liability company that operates a pipeline that extends from rural Marion County, Texas to a commercial end user in Jefferson, Texas.

Management’s Plan

At December 31, 2006, the Companies had a working capital deficit of approximately $5,417,000.  For the year ended December 31, 2006, the Companies incurred a combined net loss of approximately $1,018,000.  These conditions raise substantial doubt about the ability of the Companies to continue as going concerns.  However, at December 31, 2006, approximately $5,017,000 of the Companies’ current liabilities (accounts payables, related parties; line-of-credit, related party; and notes payable, related party) is due to an owner of the Companies that has a vested interest in the continuation of the Companies.  Furthermore, the owners of the Companies have committed to continue to finance the operations of the Companies.  Based upon these conditions, any substantial doubt about the ability of the Companies to continue as going concerns has been alleviated for a reasonable period of time.

6

                               PEGASI ENERGY RESOURCES CORPORATION AND AFFILIATES
 NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

C.     Summary of Significant Accounting Policies

A summary of the significant accounting policies of the Companies consistently applied in the preparation of the accompanying combined financial statements follows.

Basis of Accounting

The accounts are maintained and the combined financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Principles of Combination

The combined financial statements include the accounts of PERC, FSC, 59 Disposal, and TR Rodessa.  All inter-entity accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes.  Actual results could differ from these estimates and assumptions.

Fair Value of Financial Instruments

In accordance with the reporting requirements of Statement of Financial Accounting Standards (“SFAS”) No. 107, Disclosures about Fair Value of Financial Instruments, the Companies calculate the fair value of their assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to combined financial statements when the fair value is different than the carrying value of such financial instruments.  The estimated fair values of such financial instruments approximate their carrying amounts due to the relatively short maturity of these instruments.

Cash and Cash Equivalents

The Companies consider all cash and highly-liquid investments with original maturities of three months or less when purchased to be cash equivalents.  The Company had cash equivalents of approximately $471,000 and $743,000 at December 31, 2006 and 2005, respectively, consisted of interest-bearing cash deposits

Accounts Receivable, Trade

The Companies perform ongoing credit evaluations of their customers’ financial condition and extend credit to virtually all of their customers.  Credit losses to date have not been significant and have been within management’s expectations.  In the event of complete non-performance by the Companies’ customers, the maximum exposure to the Companies is the outstanding accounts receivable balance at the date of non-performance.

7

                               PEGASI ENERGY RESOURCES CORPORATION AND AFFILIATES
 NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

C.     Summary of Significant Accounting Policies – continued

Property and Equipment

Property and equipment are stated at cost and depreciated using accelerated and straight-line methods over the estimated useful lives of the assets.  Expenditures for major renewals and betterments that extend the useful lives are capitalized.  Expenditures for normal maintenance and repairs are expensed as incurred.  Upon sale or abandonment, the cost of the equipment and related accumulated depreciation are removed from the accounts and any gains or losses thereon are recognized in the operating results of the respective period.

Oil and Gas Properties

The Companies use the full-cost method of accounting for their oil and gas producing activities, which are located in Texas.  Accordingly, all costs associated with the acquisition, exploration, and development of oil and gas reserves, including directly-related overhead costs, are capitalized.  Depletion rates were $0.51 and $0.37 per thousand cubic feet for 2006 and 2005, respectively.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the units-of-production method using estimates of proved reserves.  Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs.  If the results of an assessment indicate that the properties are impaired, the amount of the impairment is removed from the capitalized costs to be amortized.  There were no impairments during 2006 or 2005.

In addition, the capitalized costs are subject to a “ceiling test,” which basically limits such costs to the aggregate of the “estimated present value,” discounted at a ten percent interest rate, of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties.  As capitalized costs do not exceed the estimated present value limitation, the accompanying combined financial statements do not include a provision for such impairment of oil and gas property costs for the years ended December 31, 2006 and 2005.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in the operating results of the respective period.  Abandonment of properties are recognized as an expense in the period of abandonment and accounted for as adjustments of capitalized costs.

Impairment of Long-Lived Assets

The carrying values of property and equipment as well as oil and gas properties are periodically evaluated under the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  SFAS No. 144 requires long-lived assets and certain identifiable intangibles to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  When it is determined that the estimated future net cash flows of an asset will not be sufficient to recover its carrying amount, an impairment loss must be recorded to reduce the carrying amount to its estimated fair value.

8

                               PEGASI ENERGY RESOURCES CORPORATION AND AFFILIATES
 NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

C.     Summary of Significant Accounting Policies – continued

Impairment of Long-Lived Assets – continued

Under SFAS No. 144, the Companies evaluate impairment of proved oil and gas properties on a field-by-field basis.  On this basis, certain fields may be impaired because they are not expected to recover their entire carrying value from future net cash flows.  During 2006 and 2005, the Companies recorded no impairment losses related to its proved oil and gas properties.  If estimated future cash flows are not achieved with respect to certain fields, further write-downs may be required.

Investment in Unconsolidated Partnerships

The Companies use the equity method of accounting for their investment in partnerships.  The investment in partnerships approximated $20,000 at December 31, 2006 and 2005, and is included in other non-current assets in the accompanying combined balance sheets.  The Companies recognized income pertaining to their interests in these partnerships of approximately $1,000 and $13,000 during 2006 and 2005, respectively, which is included in other income in the accompanying combined statements of operations.

Asset Retirement Obligations

The Companies account for asset retirement obligations under SFAS No. 143, Accounting for Asset Retirement Obligations.  SFAS No. 143 requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time that the obligations are incurred.  Oil and gas producing entities incur this liability upon acquiring or drilling a well.  Under SFAS No. 143, an asset retirement obligation is recorded as a liability at its estimated present value at the asset’s inception, with an offsetting increase to producing properties which is allocated to expense over the useful life of the asset.  Periodic accretion of the discount on asset retirement obligations is recorded as an expense in the accompanying statements of operations.

Revenue Recognition

The Companies recognize revenue as oil and gas are produced based on contracted or estimated sales prices.  Estimated revenue is subject to adjustments based on final settlement.  Such adjustments are reflected in revenue when received.

The Companies recognize revenue based on gas delivered rather than its working interest share of the gas produced.  A liability is recognized when the imbalance exceeds the estimate of remaining reserves.

Income Taxes

Deferred income taxes are determined using the “liability method” in accordance with SFAS No. 109, Accounting for Income Taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

9

 PEGASI ENERGY RESOURCES CORPORATION AND AFFILIATES
 NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

C.      Summary of Significant Accounting Policies – continued

Income Taxes - continued

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which such temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

Earnings or Loss Per Common Share

Basic earnings (loss) per common share is calculated by dividing net income (loss) (available to common stockholders) by the weighted average number of common shares outstanding for the period.  Diluted earnings (loss) per common share reflects the potential dilution that could occur if accounts or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Companies.  For the years and nine-month periods presented herein, basic and diluted earnings (loss) per common share are the same as the Companies has no common stock equivalents.

Impact of Recently Issued Accounting Standards

In July 2006, the Financial Accounting Standards Board issued Financial Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, an Interpretation of SFAS No. 109.  FIN 48 prescribes guidance to address inconsistencies among entities with the measurement and recognition in accounting for income tax positions for financial statement purposes.  Specifically, FIN 48 addresses the timing of the recognition of income tax benefits.  FIN 48 also requires the financial statement recognition of an income tax benefit when the entity determines that it is more likely than not that the tax position will be ultimately sustained.  FIN 48 is effective for years beginning after December 15, 2006.  Management does not believe adoption of this standard will have a material impact on the combined financial position or results of operations of the Companies.

D.       Asset Retirement Obligations

Pursuant to SFAS No. 143, the Companies have recognized the fair value of their asset retirement obligations related to the plugging, abandonment, and remediation of oil and gas producing properties.  The present value of the estimated asset retirement costs has been capitalized as part of the carrying amount of the related long-lived assets, which approximated $12,000 and $84,000 in the years ended December 31, 2006 and 2005, respectively.

The liability has been accreted to its present value as of the end of each year.  The Companies evaluated 16 wells, and has determined a range of abandonment dates through June 2021.

10

PEGASI ENERGY RESOURCES CORPORATION AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

D.       Asset Retirement Obligations - continued

The following represents a reconciliation of the asset retirement obligations for the years ended December 31,:

	2006	2005

Asset retirement obligations at beginning of year	$164,956	$73,408
Revisions to estimates	12,087	86,296
Accretion of discount	10,260	5,252

Asset retirement obligations at end of year	$187,303	$164,956

E.       Line-of-Credit

Texas Capital Bank, N.A.

On August 15, 2005, FSC entered into a Credit Agreement with Texas Capital Bank, N.A. (“TCB”), which established various borrowing facilities as follows:

Reducing Revolving Line-of-Credit – Facility A

FSC had available a reducing revolving line-of-credit under a $10,000,000 Master Note to provide funds for the acquisition and development of oil and gas properties in the East Texas Rodessa Field and other general corporate purposes.  The initial borrowing base was $1,000,000 at December 31, 2005 and the outstanding principal balance was due August 1, 2007.  The borrowing base was automatically reduced on the first day of the month by $23,000, unless redetermined under the agreement.  Interest on the outstanding principal amount was prime (7.25% at December 31, 2005) plus 1%, payable on the first day of each month.  At December 31, 2005, there was no outstanding balance under this facility.  During 2006, the credit agreement was modified and consolidated (see Consolidated Line-of-Credit below).

Revolving Line-of-Credit – Facility B

FSC also had a revolving line-of-credit with TCB, with a maximum borrowing limit of $500,000 for capital expenditures and any other application for expenditures approved by TCB and a maturity date of August 15, 2006.  Interest on the outstanding principal amount was prime (7.25% at December 31, 2005) plus 4%, payable on the first day of each month.  At December 31, 2005, the outstanding balance was approximately $483,000 (see Consolidated Line-of-Credit below).

11

PEGASI ENERGY RESOURCES CORPORATION AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

E.     Line-of-Credit - continued

Consolidated Line-of-Credit

On June 15, 2006, the credit agreement with TCB was amended to consolidate the borrowing facilities into one line-of-credit with a maximum borrowing base of $539,850.  The borrowing base continued to be reduced by $23,000 per month until July 1, 2006 when the reduction was redetermined to be $15,000 per month.  Interest on the outstanding principal amount is prime (8.25% at December 31, 2006) plus 1%, payable on the first day of each month.  At December 31, 2006, the outstanding balance approximated $465,000 and the maturity date was August 1, 2007.

The consolidated line-of-credit is secured by mortgages on 100% of the oil and gas properties utilized in determining the borrowing base, corporate guarantees by PERC and Pegasi Partners, Ltd., and personal guarantees of the individual partners of FSC.  Prior to June 15, 2006, Facility A and B were secured separately by such collateral and personal guarantees. The credit agreement's with TCB contains certain restrictions and covenants.  FSC was in compliance with all of the covenants at December 31, 2006 and 2005.

F.      Line-of-Credit, Related Party

On May 31, 2005, FSC entered into an unsecured revolving line-of-credit with Teton, Ltd., a related party, with a maximum borrowing limit of $6,000,000, bearing interest at 10%.  The line-of-credit is due on May 31, 2007.  The outstanding balances at December 31, 2006 and 2005 approximated $4,516,000 and $3,900,000, respectively.

G.     Notes Payable

Notes payable consisted of the following for the years ended December 31:

	2006	2005
Note payable of $20,611 to Ford Motor Credit, with monthly installments of $624 including interest at 5.49%, collateralized by the vehicle being financed, and maturing January 10, 2008.	$6,641	$14,143

Note payable of $22,548 to Hibernia Bank, with monthly installments of $442 including interest at 6.59%, collateralized by the vehicle being financed, and maturing November 7, 2010.	18,372	22,230

Total notes payable	25,013	36,373
Less current portion	10,904	11,360

Total long-term debt	$14,109	$25,013

12

PEGASI ENERGY RESOURCES CORPORATION AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

G.      Notes Payable - continued

Annual maturities of notes payable subsequent to December 31, 2006 are as follows:

2007	$10,904
2008	4,481
2009	4,785
2010	4,843

Total notes payable	$25,013

H.      Notes Payable, Related Party

Notes payable, related party consisted of the following for the years ended December 31:

	2006	2005
Unsecured note payable of $65,169 to a related party, including interest of 10%. The note and accrued interest are due in one installment and the maturity is December, 31, 2007.	$65,169	$-

Unsecured note payable of $10,750 to a related party, including interest of 10%. The note and accrued interest are due in one installment and the maturity was December, 31, 2006.	-	10,750

Unsecured note payable of $18,750 to a related party, including interest of 10%. The note and accrued interest are due in one installment and the maturity is December, 31, 2007.	18,750	-

Unsecured note payable of $164,000 to a related party, including interest of 10%. The note and accrued interest are due in one installment and the maturity is December, 31, 2007.	164,000	-

Unsecured note payable of $25,000 to a related party, including interest of 10%. The note and accrued interest are due in one installment and the maturity was December, 31, 2006.	-	25,000

Total notes payable, related party	247,919	35,750
Less current portion	247,919	35,750

Total long-term notes payable, related party	$-	$-

13

PEGASI ENERGY RESOURCES CORPORATION AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

I.      Income Taxes

PERC is a taxable corporation and the provision (benefit) for federal income taxes related to the operating results of PERC has been included in the accompanying combined statements of operations.  PERC is also subject to Texas franchise taxes and a provision and the associated liability have been included in the accompanying combined financial statements.

FSC and 59 Disposal are organized as limited partnerships for federal income tax purposes.  As a result, partnership income is taxable to the partners rather than the partnerships; accordingly, no provision has been made in the accompanying combined financial statements.  FSC and 59 Disposal are subject to Texas franchise taxes and a provision and the associated liability have been included in the accompanying combined financial statements.

TR Rodessa is organized as a limited liability company, which for federal income tax purposes is treated as a partnership.  As a result, income is taxable to the individual members in their respective income tax returns based on their proportionate share of taxable income; accordingly no provision for income taxes has been recorded in the accompanying combined financial statements.  TR Rodessa is subject to Texas franchise taxes and a provision and the associated liability have been included in the accompanying combined financial statements.

The income tax benefit at December 31, consists of the following:

	2006	2005

Deferred income taxes:
U.S. federal	$37,240	$26,039
State and local	6,765	3,952

Total	$44,005	$29,991

The income tax benefit for the years presented differs from the “expected” federal income tax benefit for those years, computed by applying the statutory U.S. federal corporate tax rate of 34% to pre-tax income (loss), as a result of the following (doesn’t roll properly from computed expected):

	2006	2005

Computed “expected” tax benefit (expense)	$361,177	$(57,000)
Differences created by limited partnerships not taxable at the U.S. federal level	(321,637)	84,382
State and local income taxes, net of federal income tax benefit	4,465	2,609

Income tax benefit	$44,005	$29,991

14

PEGASI ENERGY RESOURCES CORPORATION AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

I.      Income Taxes – continued

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities, at December 31, are presented below:

	2006	2005
Deferred tax assets:
Net operating loss carryforwards	$78,144	$27,875
Depletion carryforward	903	2,289
Contributions carryforward	87	-
Total deferred tax assets	79,134	30,164

Deferred tax liabilities:
Oil and gas properties and other property and equipment, principally due to depletion and depreciation differences	(4,346)	(3,797)
Total deferred tax liabilities	(4,346)	(3,797)

Net deferred tax asset	$74,788	$26,367

Based on the future reversal of existing taxable temporary differences and future earnings expectations, management believes it is more likely than not that the deferred tax assets will be realized or settled, and accordingly, no valuation allowance has been recorded.

J.      Segment Information

The following information is presented in accordance with SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information.  The Companies are engaged in oil and gas, coal and gravel activities and real estate development.  The Companies have identified such segments based on management responsibility and the nature of their products, services, and costs.  There are no major distinctions in geographical areas served as all operations are in the United States.  The Companies measure segment profit (loss) as income (loss) from operations.  Business segment assets are those assets controlled by each reportable segment.  The following table sets forth certain information about the financial information of each segment for the years ended December 31:

	2006	2005

Business segment revenue:
Oil and gas	$2,323,536	$3,825,494
Saltwater disposal	406,912	26,584
Other revenues	125,214	174,723

Total revenues	$2,855,662	$4,026,801

15

PEGASI ENERGY RESOURCES CORPORATION AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

J.      Segment Information - continued

	2006	2005

Business segment profit (loss):
Oil and gas	$309,214	$1,173,856
Saltwater disposal	(383,214)	(595,005)
General corporate	(142,228)	(107,476)
Income (loss) from operations	(216,228)	471,375
Other expense	(846,056)	(303,727)

Income (loss) before income taxes	$(1,062,284)	$167,648

Business segment assets:
Depreciation, depletion, and amortization:
Oil and gas	$248,487	$385,030
Saltwater disposal	70,036	17,735
General corporate	10,232	6,328

Total depreciation, depletion, and amortization	$328,755	$409,093

Capital expenditures:
Oil and gas	$1,328,042	$5,508,863
Saltwater disposal	52,241	653,192
General corporate	14,165	24,306
Total capital expenditures	$1,394,448	$6,186,361

Assets:
Oil and gas	$7,093,154	$6,732,028
Saltwater disposal	509,939	481,572
General corporate	758,260	478,026

Total assets	$8,361,353	$7,691,626

16

PEGASI ENERGY RESOURCES CORPORATION AND AFFILIATES
 NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

K.      Related Party Transactions

In the normal course of business, the Companies own interests in various oil and gas properties in which certain stockholders, partners, members, and related parties also own interests.

The Companies have receivables from several related parties totaling approximately $597,000 and $357,000 at December 31, 2006 and 2005, respectively, which consist of expenses paid by the Companies on behalf of these related parties.  There are no specific terms for repayment of the amounts owed and the receivables do not provide for interest.

The Companies also have payables to certain related parties totaling approximately $13,000 and $24,000 at December 31, 2006 and 2005, respectively, which consist of expenses paid by the related parties on behalf of the Companies.  In addition, the Companies have amounts due from stockholders, partners, and members of $240,000 at December 31, 2006 and 2005.  There are no specific terms for repayment of the amounts owed.

The Companies have certain lines-of-credit and notes payable to related parties as discussed in Notes F and H.  During 2006 and 2005, interest expense of approximately $84,000 and $387,000 was recorded in relation to these lines-of-credit and notes payable.

L.     Commitments and Contingencies

The Companies are subject to certain claims and litigation arising in the normal course of business.  In the opinion of management, the outcome of such matters will not have a material adverse effect on the combined financial position or results of operations of the Companies.

The Companies lease certain office space under non-cancelable operating leases that expire in various years through 2010.  These leases may be renewed for additional periods ranging from one to two years.  Lease expense was approximately $29,000 and $25,000 for the years ended December 31, 2006 and 2005, respectively.

2007	$20,000
2008	16,000
2009	16,000
2010	10,000

Total future obligations	$62,000

M.     Risk Concentrations

The Companies maintain cash deposits primarily in two financial institutions, which at times may exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation of $100,000.  At December 31, 2006 and 2005, the Companies had approximately $311,000 and $657,000 of uninsured deposits, respectively.  The Companies have not experienced any losses with respect to uninsured balances.

Gas sales to two customers, which accounted for more than 10% of total oil and gas sales, approximated $1,296,000 (56%) and $577,000 (25%) for the year ended December 31, 2006.  Two customers accounted for approximately $1,946,000 (50%) and $1,249,000 (32%) of the Companies’ total oil and gas sales for the year ended December 31, 2005.  Oil sales to one customer approximated $491,000 (21%) and $318,000 (8%) of total oil and gas sales for the years ended December 31, 2006, and 2005, respectively.  Lease operating payments primarily made to a principal operator on the oil and gas producing properties approximated $715,000 and $1,369,000 in 2006 and 2005, respectively.

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PEGASI ENERGY RESOURCES CORPORATION AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

N.     Subsequent Events (unaudited)

During March 2007, FSC, 59 Disposal, and TR Rodessa were all recapitalized and converted from limited partnerships and limited liability companies to corporations.

Effective December 17, 2007, the stockholders of PERC entered into a Share Exchange Agreement (the "Share Exchange") with Maple Mountain Explorations Inc. (“Maple Mountain”), a publicly-traded shell company, pursuant to which the  stockholders sold all of the issued and outstanding shares of PERC’s common stock to Maple Mountain in consideration for the issuance of 17,500,000 shares of common stock of Maple Mountain.

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PEGASI ENERGY RESOURCES CORPORATION AND AFFILIATES
SUPPLEMENTAL OIL AND GAS DATA (UNAUIDTED)

The Share Exhange resulted in a change in control of Maple Mountan with the stockholders of PERC owning 17,500,000 shares of common stock of Maple Mountain out f a total 21,000,000 issued and outstanding shares. Because of Maple Mountains status as as shell company prior to the completion of the Share Exchange, PERC is deemed to be the survivng entity for accounting purposes. Also, the stockholders of PERC were elected officers of Maple Mountain. As a result, PERC became a wholly-owned subsidery of Maple Mountain and Maple Mountain succeeded to the business of PERC as its sale business. Because of Maple Mountains status as as shell company prior to the completion of the Share Exchange, PERC is deemed to be the survivng entity for accounting purposes. Accordingly, Maple Mountain intends to change its name to Pegasi Energy Resources Corporation.

The following tables set forth supplementary disclosures for oil and gas producing activities in accordance with SFAS No. 69, Disclosures about Oil and Gas Producing Activities.

Costs Incurred

A summary of costs incurred in oil and gas property acquisition, development, and exploration activities (both capitalized and charged to expense) for the years ended December 31, 2006 and 2005 are as follows:

	2006	2005
Acquisition of proved properties	$1,585	$3,400
Acquisition of unproved properties	$567,104	$2,991,885
Development costs	$747,266	$2,428,971

Results of Operations for Producing Activities

The following table presents the results of operations for the Companies’ oil and gas producing activities for the years ended December 31,:

	2006	2005
Revenues	$2,323,536	$3,825,494
Production costs	(1,765,835)	(2,266,608)
Depletion, depreciation, and valuation provisions	(328,755)	(409,093)
	228,946	1,149,793
Income tax expense	(82,421)	(413,925)

Results of operations for producing activities (excluding corporate overhead and interest costs)	$146,525	$735,868

Reserve Quantity Information

The following table presents the Companies’ estimate of its proved oil and gas reserves all of which are located in the United States.  The Companies emphasize that reserve estimates are inherently imprecise and that estimates of reserves related to new discoveries are more imprecise than those for producing oil and gas properties.  Accordingly, the estimates are expected to change as future information becomes available.  The estimates have been prepared with the assistance of an independent petroleum reservoir engineering firm.  Oil reserves, which include condensate and natural gas liquids, are stated in barrels and gas reserves are stated in thousands of cubic feet.

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                                                                                                     PEGASI ENERGY RESOURCES CORPORATION AND AFFILIATES
 NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

Reserve Quantity Information – continued

	Oil	Gas
	(BBLS)	(MCF)
Changes in proved developed and undeveloped reserves:
Balance at December 31, 2004	245,327	7,558,701
Revisions of previous estimates	443,869	9,676,183
Production	(8,807)	(510,872)
Balance at December 31, 2005	680,389	16,724,012
Revisions of previous estimates	12,550	848,485
Production	(13,279)	(244,683)
Balance at December 31, 2006	679,660	17,327,814

Proved developed reserves:
December 31, 2004	221,058	6,935,535
December 31, 2005	337,266	8,666,347
December 31, 2006	332,615	9,187,404

Standardized Measure of Discounted Future Net Cash Flow and Changes Therein Relating to Proved Oil and Gas Reserves

The following table, which presents a standardized measure of discounted future cash flows and changes therein relating to proved oil and gas reserves, is presented pursuant to SFAS No. 69.  In computing this data, assumptions other than those required by the Financial Accounting Standards Board could produce different results.  Accordingly, the data should not be construed as being representative of the fair market value of the Companies’ proved oil and gas reserves.

Future cash inflows were computed by applying existing contract and year-end prices of oil and gas relating to the Companies’ proved reserves to the estimated year-end quantities of those reserves.  Future price changes were considered only to the extent provided by contractual arrangements in existence at year end.  Future development and production costs were computed by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on year-end costs.  Future income tax expenses were computed by applying the year-end statutory tax rate, with consideration of future tax rates already legislated, to the future pre-tax net cash flows relating to the Companies’ proved oil and gas reserves.  The standardized measure of discounted future cash flows at December 31, 2006 and 2005, which represents the present value of estimated future cash flows using a discount rate of 10% a year, follows:

Standardized Measure of Discounted Future Net Cash Flow
and Changes Therein Relating to Proved Oil and Gas Reserves - continued

	2006	2005
Future cash inflows	$120,443,178	$189,814,240
Future production and development costs	(45,403,944)	(61,600,783)
Future income tax expenses	(21,310,022)	(31,589,326)
Future net cash flows	53,729,212	96,624,131
10% annual discount for estimated timing of cash flows	(37,884,483)	(56,158,803)
Standardized measure of discounted future net cash flows	$15,844,729	$40,465,328

Beginning of year	$40,465,328	$18,445,073
Sales of oil and gas, net of production costs	(4,089,371)	(6,092,102)
Extensions, discoveries, and improved recoveries, less related costs	8,066,343	8,340,529
Accretion of discount	4,046,533	1,844,507
Net change in sales and transfer prices, net of production costs	(16,549,669)	10,281,043
Changes in estimated future development costs	274,187	(4,649,583)
Net change in income taxes	9,084,345	(6,850,069)
Changes in production rates (timing and other)	(26,615,420)	(22,581,697)
Revisions of previous quantities	1,162,453	41,727,627
End of year	$15,844,729	$40,465,328

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